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                                    EXHIBIT 1



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                            NOTICE OF ANNUAL MEETING
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TO THE HOLDERS OF COMMON SHARES OF NORSKE SKOG CANADA LIMITED:

The Annual Meeting (the "Meeting") of Norske Skog Canada Limited (the "Corporation") will be held at the Hyatt Regency Hotel, 655 Burrard Street, Vancouver, British Columbia, Canada, on Wednesday, April 30, 2003 at 2:00 p.m., local time, for the following purposes:

     1. To place before the Meeting the President's Message on behalf of the Board, the consolidated financial statements of the Corporation for the year ended December 31, 2002, and the Auditors' Report thereon.

     2.   To elect the Directors for the ensuing year.

     3.   To appoint Auditors for the ensuing year.

     4. To transact such other business as may properly come before the Meeting.

The Directors have fixed the close of business on Friday, March 21, 2003 as the record date for determining Shareholders who are entitled to attend and vote at the Meeting.

The President's Message on behalf of the Board, the consolidated financial statements and the Auditors' Report for the year ended December 31, 2002, which will be presented at the Meeting, are contained in the Annual Report accompanying this Notice.

A list of the persons proposed to be nominated for election as Directors and the name of the Auditors proposed to be appointed are set out in the Management Proxy Circular which follows. Shareholders who are unable to attend the Meeting in person and wish to vote at the Meeting must date, execute and deliver their forms of proxy to the Corporation at 250 Howe Street, 16th Floor, Vancouver, British Columbia, Canada V6C 3R8 or to the Corporation, c/o Proxy Department, CIBC Mellon Trust Company, P.O. Box 12005 STN BRM B, Toronto, Ontario, Canada M7Y 2K5, in either case prior to 2:00 p.m. Vancouver time on Tuesday, April 29, 2003. A self-addressed envelope is enclosed.

DATED at Vancouver, British Columbia, this 15th day of March, 2003.



By the Board
(SIGNED) Valerie Seager
Secretary